                                                                   EXHIBIT 10.49

                        TRANSITION AGREEMENT AND RELEASE

                                    RECITALS

         This Transition Agreement and Release ("Agreement") is made by and between Robert J. Dominici ("Executive") and Cholestech Corporation, its predecessors, successors and assigns ("Company") (collectively referred to as the "Parties"):

         WHEREAS, Executive is employed by the Company as its Chief Operating Officer;

         WHEREAS, the Executive and Company have agreed that effective January 1, 2003 the Executive resigned from his position as Chief Operating Officer. This agreement will nullify the Change of Control document executed July 25, 2001 as of the Effective Date of this document, as defined below. The Executive will relinquish his duties as the C.O.O. of Diagnostic Products.

         WHEREAS, the Company and Executive entered into an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (the "Confidentiality Agreement") signed on July 20, 1998;

         WHEREAS, the Company and Executive have entered into Stock Option Agreements dated August 20, 1998, March 25, 1999, September 17, 1999, August 17, 2000, June 14, 2001 and March 27, 2002 granting Executive the option to purchase shares of the Company's common stock subject to the terms and conditions of the Company's 1997 and the Company's 2000 Stock Option Plan and the Stock Option Agreement (the "Stock Agreements");

         WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Executive may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to Executive's employment with, or separation from, the Company;

         WHEREAS, the Parties wish to set forth the terms of the orderly transition of Executive's employment duties;

         NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

                                    COVENANTS

         1. Transition Period. The term of this Agreement shall commence on January 1, 2003 and, provided Executive executes and does not revoke this Agreement, shall terminate no later than June 30, 2004. The actual date of termination of employment shall be referred to herein as the "Termination Date." However, the parties agree that the Executive's employment with the Company shall be "at-will" employment and may be terminated at any time, for any reason, with or without Cause (as defined herein) or notice. No provision of this Agreement shall be construed as conferring upon the Executive a right to continue as an employee of the Company.

                  (a) Position. Executive agrees to remain with the Company in his current position through December 31, 2002. On January 1, 2003, Executive shall be employed by the Company, reporting to the Company's Chief Executive Officer ("CEO"), and shall assume and discharge such responsibilities as may be requested and deemed necessary and appropriate by the CEO. The Executive shall perform his duties faithfully and to the best of his ability. The Executive may serve on the boards of directors of other entities and engage in other business activities outside of his employment with the Company, so long as such activities do not materially interfere with his duties to the Company. It is expected that the Executive will be available to work:

                  - 416 hours (138 hours/per month) for the months January through March 2003

                  - 312 hours (104 hours/per month) for months April through June 2003

                  - 208 hours (70 hours/per month) for months July 2003 through September 2003

                  - 104 hours (35 hours/per month) for months October 2003 through December 2003

                  - 144 hours (24 hours/per month) for months January 2004 through June 2004

                  (b) Salary. The Company will continue to pay Executive as compensation his base salary at an annualized rate of $224,000 in accordance with the Company's normal payroll practices until December 31, 2002. The Company agrees to pay Executive at the rate of $97.00 per hour, less applicable withholding and in accordance with the Company's regular payroll practices, beginning January 1, 2003 and continuing until the Termination Date (the "Payment Period"). If annualized this hourly salary would be $201,760. The actual salary amount will be based on the hours listed in Paragraph 1(a) of this Agreement.

                  (c) Benefits. During the Payment Period, the Executive shall be entitled to participate in the employee benefit plans and programs of the Company, if any, to the extent that his position, salary, age, health and other qualifications make him eligible to participate in such plans or programs, subject to the rules and regulations applicable thereto. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

                  (d) Paid Time Off. ("PTO") During the Payment Period, the Executive shall be entitled to accrue PTO in accordance with the Company's current policy for an employee of the Executive's position and salary. Any accrued and unused PTO will be paid upon the Termination Date.

                  (e) Expenses. The Company shall reimburse the Executive for reasonable travel, entertainment or other expenses incurred by the Executive in the furtherance of or in connection with the performance of the Executive's duties hereunder during the Payment Period, in accordance with the Company's expense reimbursement policy as in effect from time to time.

                  (f) Bonus. The Executive will be eligible for the Management Incentive Bonus Plan ("MIBP") in FY03. Eligibility for payout will be pro-rated based on 9 months having served as the COO of Cholestech and 3 months as the V.P. of Business Development. Terms of any payout amounts will be subject to the terms and conditions of the Cholestech policy.

         2. Severance Agreement. If: (1) the Company terminates Executive's employment, provided such termination is not "for Cause" as defined below, or Executive tenders his resignation, provided such resignation does not follow acts by the Executive that the Company determines in its sole discretion warrant the termination of Executive for Cause; and (2) in consideration for the execution by Executive of a general release on the Termination Date, the form of which is attached hereto as Exhibit A (the "Supplemental Agreement"), provided Executive does not revoke the Supplemental Agreement, the Company agrees to pay Executive severance as follows:

                  (a) Severance Payment. The Executive shall be entitled to receive a lump sum payment of Three Hundred and Thirty Six Thousand dollars ($336,000) (the "Severance Payment"), less all applicable withholding taxes and in accordance with Company's standard payroll practices. The Severance Payment, if applicable, will be paid no later than fifteen (15) days after the Effective Date of the Supplemental Agreement.

                           (i)      Accelerated Payment. In the event of
Executive's death during the Transition Period, the Executive's spouse shall be entitled to receive the Severance Payment of Three Hundred and Thirty Six Thousand dollars ($336,000), less all applicable withholding taxes and in accordance with Company's standard payroll practices, provided that the Supplemental Agreement is signed, within ninety (90) days of Executive's death, by the Executive's spouse and by the executor or administrator of the Executive's estate, or, if none, by the beneficiary(ies) under the Executive's will or under the laws of descent or distribution.

                  (b) COBRA. The Company shall reimburse Executive for the payments he makes for COBRA coverage for a period of 18 months beginning on the Termination Date, or until Executive has secured other employment, whichever occurs first. COBRA reimbursements shall be made by the Company to Executive within thirty (30) days of Executive's provision to the Company of his payments for COBRA coverage, provided, however, that (i) the Executive constitutes a qualified beneficiary, as defined in Section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended, and (ii) Executive timely elects and pays for COBRA coverage.

                  (c) Stock Treatment. If the Company or the Executive terminates the Executive's employment, for any or no reason, the Executive agrees and acknowledges that the remaining unvested shares of the Company subject to his stock options shall terminate immediately as of the date of such termination. The Parties agree that for purposes of determining the number of shares of the Company's common stock which Executive is entitled to purchase from the Company, pursuant to the exercise of outstanding options, the Executive will have continued vesting through the Payment Period. The exercise of any stock options shall continue to be subject to the terms and conditions of the Stock Agreements.

                  (d) Cause. For the purposes of this Agreement, the term "Cause" shall mean the occurrence of any one or more of the following: (i) any act of personal dishonesty taken by the Executive in connection with his responsibilities as an employee which is intended to result in substantial personal enrichment of the Executive, (ii) the Executive's conviction of a felony which the Board of Directors reasonably believes has had or will have a material detrimental effect on the

Company's reputation or business, (iii) a willful act by the Executive which constitutes misconduct and is injurious to the Company, or (iv) continued willful violations by the Executive of the Executive's obligations to the Company after there has been delivered to the Executive a written demand for performance from the Company which describes the basis for the Company's belief that the Executive has not substantially performed his duties.

                  (e) Mitigation. The Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Executive may receive from any other source. However, the Executive shall not be entitled to receive the health coverage and benefits contemplated by this Agreement in the event that the Executive receives similar health coverage and benefits as a result of new employment during the 18 month period commencing on the date of the Executive's termination.

         3. Confidential Information. Executive shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Executive and the Company. Executive shall return all of the Company's property and confidential and proprietary information in his possession to the Company on the Termination Date.

         4. Payment of Salary. Executive acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued Paid Time Off, commissions and any and all other benefits due to Executive as of the Effective Date of this Agreement.

         5. Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its officers, managers, supervisors, agents and employees. Executive, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

                  (a) any and all claims relating to or arising from Executive's employment relationship with the Company and the termination of that relationship;

                  (b) any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

                  (c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

                  (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the California Family Rights Act; the California Fair Employment and Housing Act, and the California Labor Code;

                  (e) any and all claims for violation of the federal, or any state, constitution;

                  (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

                  (g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

                  (h)      any and all claims for attorneys' fees and costs.

         The Company and Executive agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

         Executive acknowledges and agrees that any breach of any provision of this Agreement shall constitute a material breach of this Agreement.

         6. Acknowledgement of Waiver of Claims Under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that

                  (a) he should consult with an attorney prior to executing this Agreement;

                  (b) he has up to twenty-one (21) days within which to consider this Agreement;

                  (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement;

                  (d) this Agreement shall not be effective until the revocation period has expired; and,

                  (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

         7. Civil Code Section 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Executive acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

         8. No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

         9. Application for Employment. Executive understands and agrees that, as a condition of this Agreement, after the termination of his employment, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company, its subsidiaries or related companies, or any successor.

         10. Confidentiality. The Parties acknowledge that Executive's agreement to keep the terms and conditions of this Agreement and the Supplemental Agreement confidential was a material factor on which all parties relied in entering into this Agreement. Executive hereto agrees to use his best efforts to maintain in confidence: (i) the existence of this Agreement and the Supplemental agreement, (ii) the contents and terms of this Agreement and the Supplemental Agreement, (iii) the consideration for this Agreement and the Supplemental Agreement, and (iv) any allegations relating to the Company or its officers or employees with respect to Executive's employment with the Company, except as otherwise provided for in this Agreement (hereinafter collectively referred to as "Settlement Information"). Executive agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. Executive agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information. The Parties agree that if Company proves that Executive breached this Confidentiality provision, it shall be entitled to an award of its costs spent enforcing this provision, including all reasonable attorneys' fees associated with the enforcement action, without regard to whether the Company can establish actual damages from the breach by Executive.

         11. No Cooperation. Executive agrees he will not act in any manner that might damage the business of the Company. Executive agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so. Executive further agrees both to immediately notify the Company upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Agreement, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or legal discovery device to the Company.

         12. Non-Disparagement. Executive agrees to refrain from any defamation, libel or slander of the Company or tortious interference with the contracts and relationships of the Company. All inquiries by potential future employers of Executive will be directed to Human Resources. Upon inquiry, the Company shall only state the following: Executive 's last position and dates of employment.

         13.      Non-Solicitation. Executive agrees that for a period of twelve
(12) months immediately following the termination of his employment, Executive shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage, take away or hire employees of the Company, either for him or any other person or entity.

         14. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be: (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

         15. No Knowledge of Wrongdoing. Executive represents that he has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or any other wrongdoing that involves Executive or other present or former Company employees.

         16. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

         17. Indemnification. Executive agrees to indemnify and hold harmless the Company from and against any and all loss, costs, damages or expenses, including, without limitation, attorneys' fees or expenses incurred by the Company arising out of the breach of this Agreement by Executive, or from any false representation made herein by Executive, or from any action or proceeding which may be commenced, prosecuted or threatened by Executive or for Executive's benefit, upon Executive's initiative, or with Executive's aid or approval, contrary to the provisions of this Agreement. Executive further agrees that in any such action or proceeding, this Agreement may be pled by the Company as a complete defense, or may be asserted by way of counterclaim or cross-claim.

         18. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Alameda County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes or the California Code of Civil Procedure. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Executive's obligations under this Agreement and the agreements incorporated herein by reference.

         19. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement, including Executive's spouse and the executor or administrator of Executive's estate, or, if none, by the beneficiary(ies) under the Executive's will or under the laws of descent or distribution. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

         20. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

         21. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

         22. Entire Agreement. This Agreement and the Supplemental Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive's relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Executive's relationship with the Company, with the exception of the Confidentiality Agreement and the Stock Agreements.

         23. No Waiver. The failure of any party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

         24. No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each party.

         25. Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to choice of law principles.

         26. Attorneys' Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys' fees, incurred in connection with such an action.

         27. Effective Date. This Agreement is effective after it has been signed by both parties and after seven (7) days have passed since Executive has signed the Agreement (the "Effective Date"), unless revoked by Executive within seven (7) days after the date the Agreement was signed by Executive.

         28. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         29. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

                  (a)      They have read this Agreement;

                  (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                  (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

                  (d) They are fully aware of the legal and binding effect of this Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                    CHOLESTECH CORPORATION

Dated: 12/18/02                     By: /s/ Warren E. Pinckert II
                                        ----------------------------------------
                                        Warren E. Pinckert II
                                        Chief Executive Officer

                                    Robert J. Dominici, an individual

Dated: 12/16/02                     /s/ Robert J. Dominici
                                    --------------------------------------------
                                    Robert J. Dominici

                                    EXHIBIT A

                  SUPPLEMENTAL SEVERANCE AGREEMENT AND RELEASE

         This Supplemental Severance Agreement and Release ("Supplemental Agreement") is made by and between Robert J. Dominici ("Executive") and Cholestech Corporation ("Company") (collectively referred to as the "Parties"):

WHEREAS, Executive's employment was terminated on _________________ (the "Termination Date");

         1. Transition Agreement. Company and Executive agree that the terms of the Transition and Release Agreement dated _______________ (the "Transition Agreement") shall remain in full force and effect and are fully incorporated herein except to the extent it is inconsistent with this Supplemental Agreement.

         2. Payment of Salary. Executive acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Executive as of the Effective Date of this Supplemental Agreement.

         3. Consideration. In exchange for Executive's execution, and non-revocation of this Supplemental Agreement, the Company agrees to pay Executive severance as follows:

                  (a) Severance Payment: Executive shall be entitled to receive a lump sum payment of Three Hundred and Thirty Six Thousand dollars ($336,000) (the "Severance Payment"), less all applicable withholding taxes and in accordance with Company's standard payroll practices. The Severance Payment, if applicable, will be paid no later than fifteen (15) days after the Effective Date of the Supplemental Agreement.

                           (i)      Accelerated Payment. In the event of
Executive's death during the Transition Period, the Executive's spouse shall be entitled to receive the Severance Payment of Three Hundred and Thirty Six Thousand dollars ($336,000), less all applicable withholding taxes and in accordance with Company's standard payroll practices, provided that the Supplemental Agreement is signed, within ninety (90) days of Executive's death, by the Executive's spouse and by the executor or administrator of the Executive's estate, or, if none, by the beneficiary(ies) under the Executive's will or under the laws of descent or distribution.

                  (b) COBRA. The Company shall reimburse Executive for the payments he makes for COBRA coverage for a period of 18 months beginning on the Termination Date, or until Executive has secured other employment, whichever occurs first. COBRA reimbursements shall be made by the Company to Executive within thirty (30) days of Executive's provision to the Company of documentation substantiating his payments for COBRA coverage, provided, however, that (i) the Executive constitutes a qualified beneficiary, as defined in Section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended, and (ii) Executive timely elects and pays for COBRA coverage.

                  (c) Stock Treatment. The Parties agree that for purposes of determining the number of shares of the Company's common stock which Executive is entitled to purchase from the Company, pursuant to the exercise of outstanding options, the Executive will be considered to have vested only up to the Termination Date. Executive acknowledges that as of the Termination Date, he will have vested in _________ options and no more. Executive shall not be entitled to continue vesting after the Termination Date. The exercise of any stock options shall continue to be subject to the terms and conditions of the Stock Agreements.

                  (d) Cause. For the purposes of this Agreement, the term "Cause" shall mean the occurrence of any one or more of the following: (i) any act of personal dishonesty taken by the Executive in connection with his responsibilities as an employee which is intended to result in substantial personal enrichment of the Executive, (ii) the Executive's conviction of a felony which the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company's reputation or business, (iii) a willful act by the Executive which constitutes misconduct and is injurious to the Company, or (iv) continued willful violations by the Executive of the Executive's obligations to the Company after there has been delivered to the Executive a written demand for performance from the Company which describes the basis for the Company's belief that the Executive has not substantially performed his duties.

         4. Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its officers, managers, supervisors, agents and employees. Executive, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Supplemental Agreement including, without limitation:

                  (a) any and all claims relating to or arising from Executive's employment relationship with the Company and the termination of that relationship;

                  (b) any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

                  (c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

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                  (d)      any and all claims for violation of any federal,
state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the California Family Rights Act; the California Fair Employment and Housing Act, and the California Labor Code;

                  (e) any and all claims for violation of the federal, or any state, constitution;

                  (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

                  (g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Supplemental Agreement; and

                  (h)      any and all claims for attorneys' fees and costs.

         The Company and Executive agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Supplemental Agreement.

         Executive acknowledges and agrees that any breach of any provision of this Supplemental Agreement shall constitute a material breach of this Supplemental Agreement and shall entitle the Company immediately to recover and cease the severance benefits provided to Executive under this Supplemental Agreement.

         5. Acknowledgement of Waiver of Claims Under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Supplemental Agreement. Executive acknowledges that the consideration given for this waiver and release Supplemental Agreement is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that

                  (a) he should consult with an attorney prior to executing this Supplemental Agreement;

                  (b) he has up to twenty-one (21) days within which to consider this Supplemental Agreement;

                  (c) he has seven (7) days following his execution of this Supplemental Agreement to revoke this Supplemental Agreement;

                  (d) this Supplemental Agreement shall not be effective until the revocation period has expired; and,

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

                  (e) nothing in this Supplemental Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

         6. Civil Code Section 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Supplemental Agreement. Executive acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code
Section 1542, which provides as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

         7. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Supplemental Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Alameda County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes or the California Code of Civil Procedure. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Executive's obligations under this Supplemental Agreement and the agreements incorporated herein by reference.

         8. Entire Agreement. The Supplemental Agreement and the Transition Agreement represent the entire agreement and understanding between the Company and Executive concerning the subject matter of this Supplemental Agreement and Executive's relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Supplemental Agreement and Executive's relationship with the Company, with the exception of the Transition Agreement, the Confidentiality Agreement and the Stock Agreements.

         9. Governing Law. This Supplemental Agreement shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to choice of law principles.

         10. Effective Date. This Supplemental Agreement is effective after it has been signed by both parties and after seven (7) days have passed since Executive has signed the Supplemental

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

Agreement (the "Effective Date"), unless revoked by Executive within seven (7) days after the date the Supplemental Agreement was signed by Executive.

         11. Voluntary Execution of Agreement. This Supplemental Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

                  (a)      They have read this Supplemental Agreement;

                  (b) They have been represented in the preparation, negotiation, and execution of this Supplemental Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                  (c) They understand the terms and consequences of this Supplemental Agreement and of the releases it contains; and

                  (d) They are fully aware of the legal and binding effect of this Supplemental Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Supplemental Agreement on the respective dates set forth below.

                                    CHOLESTECH CORPORATION

Dated:                              By: ________________________________________
                                        Warren E. Pinckert II
                                        Chief Executive Officer

                                    Robert J. Dominici, an individual

Dated:                              ____________________________________________
                                    Robert J. Dominici

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